EXHIBITS

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                                    Exhibit 11

                                 MOBIL CORPORATION
                     COMPUTATION OF EARNINGS PER COMMON SHARE
   (Millions of dollars except per-share amounts; number of shares in thousands)
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Primary                                                  1994      1995    1996
-------                                                 ------    ------  ------
[S]                                                     [C]       [C]     [C]
  Income before change in accounting principle ........ $1,759    $2,376  $2,964
  Less dividends on preferred stock ...................     58        56      54
                                                        ------    ------  ------
  Adjusted income applicable to common shares before
    change in accounting principle ...................  $1,701    $2,320  $2,910
  Cumulative effect of change in accounting principle.    (680)        -       -
                                                        ------    ------  ------
  Adjusted net income applicable to common shares ....  $1,021    $2,320  $2,910
                                                        ======    ======  ======
  Weighted average number of primary common shares
    outstanding ...................................... 397,955   395,444 394,146
  Issuable on assumed exercise of stock options ......   2,918     3,984   4,709
                                                       -------   ------- -------

        Total ........................................ 400,873   399,428 398,855
                                                       =======   ======= =======
  Primary earnings per common share
    Income applicable to common shares before change
      in accounting principle ........................  $ 4.24    $ 5.81  $ 7.30
    Cumulative effect of change in accounting principle  (1.69)        -       -
                                                        ------    ------  ------
  Net income per common share ........................  $ 2.55    $ 5.81  $ 7.30
                                                        ======    ======  ======

Fully Diluted
-------------
  Income before change in accounting principle .......  $1,759    $2,376  $2,964
  Less additional contribution to ESOP ...............       -(a)     22      18
  Less dividends on preferred stock ..................      58(a)      -       -
                                                        ------    ------  ------
  Adjusted income applicable to common shares before
    change in accounting principle ...................  $1,701    $2,354  $2,946
  Cumulative effect of change in accounting principle     (680)        -       -
                                                        ------    ------  ------
  Adjusted net income applicable to common shares ....  $1,021    $2,354  $2,946
                                                        ======    ======  ======

  Weighted average number of primary common shares ... 400,873 399,428 398,855 Increment to assumed exercise of stock options to
    reflect maximum dilutive effect ..................     392     1,362     561
  Assumed conversion of preferred stock ..............       -(a)  9,286   8,817
                                                       -------   ------- -------
        Total ........................................ 401,265   410,076 408,233
                                                       =======   ======= =======
  Fully diluted earnings per common share
    Adjusted income before change in accounting
      principle(s) ...................................  $ 4.24    $ 5.74  $ 7.22
    Cumulative effect of change in accounting principle. (1.70)        -       -
                                                        ------    ------  ------
  Net income per common share ........................  $ 2.54    $ 5.74  $ 7.22
                                                        ======    ======  ======

This Exhibit is included to show that dilution of earnings per common share is immaterial and therefore not necessary for presentation on the Consolidated Statement of Income.

(a) For the year ended December 31, 1994, the incremental shares attributable to the assumed conversion of preferred stock were not considered for the fully diluted earnings per share calculation due to their antidilutive effect.

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Mobil                                - 28 -

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